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EXHIBIT 99.1


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
                                     CONTACT: John M. Gibbons
                                              PRESIDENT AND CHIEF
                                              OPERATING OFFICER
                                              THE SPORTS CLUB COMPANY, INC.
                                              (310) 479-5200


                          THE SPORTS CLUB COMPANY, INC.
                         AMENDS STOCKHOLDER RIGHTS PLAN


LOS ANGELES, CA (February 18, 1999) - The Sports Club Company, Inc. (AMEX: SCY) today announced that its Board of Directors has approved an amendment to the Company's Stockholder Rights Plan adopted on September 29, 1998. The amendment allows two stockholders, D. Michael Talla and Millennium Entertainment Partners, each to buy 250,000 shares of Common Stock, more than previously allowed by the Rights Plan.

The Sports Club Company, Inc. operates upscale health and fitness clubs under the Sports Club and Spectrum Club names.





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